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                                                                   Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


Coventry Industries Corp.
Boca Raton, Florida

         We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated September 11, 1998, relating to the consolidated financial statement of Industrial Fabrication and Repair, Inc. which are not presented separately in that Prospectus.

         We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                     REEL & SWAFFORD, PLLC


Knoxville, Tennessee
April 15, 1999